Exhibit 4.14

Execution Copy

REAFFIRMATION OF INTERCREDITOR AGREEMENT

THIS REAFFIRMATION OF INTERCREDITOR AGREEMENT (this “Reaffirmation”) is dated as of March 8, 2011, by and among: (a) AGY HOLDING CORP., a Delaware corporation (“AGY Holdings”), AGY AIKEN LLC, a Delaware limited liability company (the “AGY Aiken”), AGY HUNTINGDON LLC, a Delaware limited liability company (“AGY Huntingdon” and together with AGY Holding and AGY Aiken, the “Borrowers” and each a “Borrower”), and KAGY HOLDING COMPANY, INC., a Delaware corporation (“KAGY Holdings” and, together with the Borrowers, the “Loan Parties” and each a “Loan Party”); (b) U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Trustee under the Indenture referred to below and as the Noteholder Collateral Agent under the Noteholder Security Documents (as defined in the Intercreditor Agreement referred to below); and (c) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Agent”) under the Amended and Restated Loan Agreement referred to below.

Reference is made to (a) that certain Credit Agreement dated as of October 25, 2006 (as amended, modified and supplemented from time to time, the “Existing Credit Agreement”), among the Loan Parties, the lenders from time to time party thereto, UBS Securities LLC, as sole lead arranger, documentation agent and syndication agent, UBS Loan Finance LLC, as swingline lender and UBS AG, Stamford Branch (“UBS”), as administrative agent and collateral agent for such lenders, (b) that certain Indenture dated as of October 25, 2006 (as amended, modified and supplemented from time to time, the “Indenture”), among the Borrowers and the Trustee, and (c) that certain Intercreditor Agreement dated as of October 25, 2006 (as amended, modified and supplemented from time to time, the “Intercreditor Agreement”), among the Loan Parties, UBS as collateral agent under the Existing Credit Agreement, and U.S. Bank National Association as Trustee and Noteholder Collateral Agent.

On even date herewith, the Borrowers are entering into that certain Amended and Restated Loan and Security Agreement (as amended, restated, modified and supplemented from time to time, the “Amended and Restated Credit Agreement”), with the Agent, the lenders from time to time party thereto (the “Lenders”), and UBS Securities LLC, as documentation agent for such Lenders, pursuant to which the Agent and the Lenders have agreed, among other things, to amend and restate the Existing Credit Agreement on the terms set forth in such Amended and Restated Credit Agreement and the Lenders have agreed to provide the Borrowers with a $50,000,000 revolving credit facility. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Intercreditor Agreement.

In connection with the execution and delivery by the Borrowers of the Amended and Restated Credit Agreement, each of the Agent, on behalf of itself and the Lenders, and U.S. Bank, on behalf of itself as the Trustee and the Noteholder Collateral Agent and on behalf of the other Noteholder Secured Parties, hereby confirm and agree, pursuant to Section 2.10 of the Intercreditor Agreement, that (a) all references in the Intercreditor Agreement to the “Credit Agreement” and the “Credit Facility Security Agreement” shall be deemed, from and after the date hereof, to refer to the Amended and Restated Credit Agreement, (b) all references in the

Intercreditor Agreement to the “Administrative Agent” and the “Collateral Agent” shall be deemed, from and after the date hereof, to refer to the Agent, and (c) that, effective as of the date hereof, the Intercreditor Agreement shall bind the Agent and U.S. Bank as the Trustee and as the Noteholder Collateral Agent according to the terms thereof.

In furtherance of the foregoing, U.S. Bank as the Trustee and as the Noteholder Collateral Agent hereby certifies and acknowledges that it has received a copy of the Amended and Restated Credit Agreement and a certificate of an officer of AGY Holdings certifying that the indebtedness incurred by the Borrowers pursuant to the Amended and Restated Credit Agreement is issued in compliance with the Credit Facility Documents and the Noteholder Documents.

This Reaffirmation shall inure to the benefit of, and be binding upon, the Agent, the Lenders, U.S. Bank as the Trustee and as the Noteholder Collateral Agent, the other Noteholder Secured Parties, and each of their respective successors and assigns.

This Reaffirmation may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt by facsimile or other electronic transmission (including PDF) of an executed signature page shall constitute effective delivery of such signature page.

THIS REAFFIRMATION SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

[Signature pages follow]

IN WITNESS WHEREOF, each of the Borrowers have signed this Ratification on the date first above written.

BANK OF AMERICA, N.A., as Agent

By:	/s/ Matthew T. O’Keefe
Name:	Matthew T. O’Keefe
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President

[Signature Page to Reaffirmation]

ACCEPTED AND AGREED TO: AGY HOLDING CORP.

/s/ Douglas J. Mattscheck
Name:	Douglas J. Mattscheck
Title:	President & Chief Executive Officer

AGY AIKEN LLC

/s/ Douglas J. Mattscheck
Name:	Douglas J. Mattscheck
Title:	President & Chief Executive Officer

AGY HUNTINGDON LLC

/s/ Douglas J. Mattscheck
Name:	Douglas J. Mattscheck
Title:	President & Chief Executive Officer

[Signature Page to Reaffirmation]